Exhibit 99.1



VALENCE TECHNOLOGY, INC.



                VALENCE TECHNOLOGY APPOINTS THOMAS MEZGER AS CFO

AUSTIN, TEXAS - SEPTEMBER 14, 2005 - Valence Technology Inc. (Nasdaq:VLNC), developers of Saphion(R) technology, the first commercially available, safe, phosphate-based lithium-ion battery technology, today announced the appointment of Thomas Mezger as chief financial officer (CFO). Reporting to Valence's president and chief executive officer, Dr. James Akridge, Mezger will have accountability for all of Valence's financial and reporting requirements and will initially focus his efforts on financial software and reporting infrastructure installation and enhancements for the company's operations in China.

Mezger brings to Valence more than 20 years experience in accounting, finance, credit and operations in the U.S. and overseas. He most recently served as the controller for Precision Castparts Corp.'s (acquired by Cooper Cameron Corp.) Asia-Pacific operations, where he led the implementation of new manufacturing systems in Malaysia and China and was responsible for the region's accounting, IT, forecasting, variance analysis, credit, treasury, legal, payroll, internal controls, taxes and ethics functions.

"Thomas has many years of direct experience in the Asia/Pacific region running financial operations, including successfully implementing finance, accounting and enterprise resource planning systems. With most of Valence's manufacturing operations located in China, his expertise will be a strong asset for the company as we continue to refine our internal processes and ramp production to fulfill more orders," said Dr. Akridge.

Mr. Mezger has served in financial leadership roles at small to large Fortune 100 companies. He was CFO at MCK Communications, responsible for the five-year business strategy and financial plan, and instrumental in the subsequent acquisition of MCK. Prior to that Mezger served as vice president of operations and CFO at Enhanced Messaging Systems, where he managed finance, accounting, treasury, banking, payroll, internal controls, procurement, order processing and manufacturing, among other functions. Starting his career at Motorola, Inc., Mezger spent more than 18 years in the U.S. and Hong Kong, involved in or managing various aspects of accounting, finance, credit, collection, policies and procedures, and sales order processing.

ABOUT VALENCE TECHNOLOGY INC.
Valence Technology is a leader in the development and commercialization of Saphion(R) technology, the industry's first commercially available, safe, large-format lithium-ion rechargeable battery technology. Valence holds an extensive, worldwide portfolio of issued and pending patents relating to its Saphion technology and Lithium-ion rechargeable batteries. The company has facilities in Austin, Texas, Henderson, Nevada and Suzhou and Shanghai, China.


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Valence is traded on the NASDAQ SmallCap Market under the symbol VLNC and can be found on the Internet at www.valence.com.

SAFE HARBOR STATEMENT

Some information included in this press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Act of 1934. Such statements include information relating to business activities and project development. These statements can sometimes be identified by the use of forward-looking words such as "may," "will," "anticipate," "estimate," "except," "scheduled," or "intend" and similar expressions. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of Valence. These and other risk factors that could affect actual results are discussed in Valence's periodic reports filed with the Securities and Exchange Commission, including its Report on Form 10-Q for the quarter ended June 30, 2005, and the reader is directed to these statements for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. The forward-looking statements included in this press release are made only as of the date of this release. Valence does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances and cannot assure that projected results or events will be achieved.


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MEDIA CONTACT:              INVESTOR CONTACT:           READER CONTACT:
Lois Paul Partners, LLC     Valence Technology, Inc.    Valence Technology, Inc.
Daphne Kent                 investor@valence.com        info@valence.com
daphne_kent@lpp.com         512-527-2921                512-527-2900
512-638-5305